Exhibit 99.1

BWX Technologies Announces First Quarter 2016 Results

- Adjusted EPS of $0.44, GAAP EPS of $0.46 (44% Growth Over the Prior Year Period)
- Consolidated Revenue Growth of 9% Over the Prior Year Period
- Nuclear Energy Delivers Highest Quarterly Operating Income Since 2013
- Pricing Agreement Reached on Record Amount of Navy Equipment
- Awarded Three-Year Contract for Downblending of Highly Enriched Uranium

LYNCHBURG, Va.--(BUSINESS WIRE)--May 2, 2016--BWX Technologies, Inc. (NYSE: BWXT) (“BWXT” or the “Company”) today reported first quarter 2016 revenues of $364.8 million compared to $335.5 million in the first quarter of 2015, representing about 9% revenue growth. Adjusted (Non-GAAP) earnings per share (EPS) from continuing operations were $0.44 compared to $0.33 in the first quarter of 2015. GAAP EPS from continuing operations for the first quarter of 2016 were $0.46 compared to $0.32 in the first quarter of 2015. GAAP results include a $0.02 EPS benefit related to certain net gains recognized in the quarter, which are further detailed in Exhibit 1. Unless stated otherwise, the results of operations discussed in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

“BWXT is off to a great start to 2016 with impressive EPS growth due to improved performance in our Nuclear Energy business and continued strong performance in our Nuclear Operations business,” said Mr. John A. Fees, Executive Chairman. “Our Nuclear Operations business reached price agreement on a record amount of component work for the Navy and was awarded a three-year highly enriched uranium downblending contract, which combined have a value of over $3.0 billion. We are very pleased to finalize these agreements and to continue providing the highest-quality equipment and services to our customers. Meanwhile, our Nuclear Operations business achieved record first quarter revenue and strong operating results. Furthermore, our Nuclear Energy business achieved above a 15% operating income margin in the quarter, reflecting the realization of our cost-improvement initiatives as well as the segment’s strong growth in equipment and services. Lastly, we continued to execute on our share repurchase plan and our quarterly dividend, which are within our balanced capital allocation approach, in the first quarter.”

First Quarter 2016 Results of Operations

The Company’s consolidated adjusted operating income for the first quarter of 2016 was $72.6 million, or an increase of approximately 31% compared to adjusted operating income of $55.4 million in the first quarter of 2015. The increase in adjusted operating income was driven by operating income growth in our Nuclear Energy and Technical Services segments as well as reduced mPower and corporate costs. Consolidated GAAP operating income for the first quarter was $42.6 million, a decrease of $11.2 million compared to $53.8 million in the same period of 2015. The Company’s GAAP operating income results include a $30.0 million charge related to the mPower framework agreement executed in March 2016.

Nuclear Operations segment revenues were $295.3 million in the first quarter of 2016 compared to $284.4 million in the same quarter in 2015 primarily due to increased manufacturing activity. Nuclear Operations operating income decreased to $64.9 million in the first quarter of 2016 compared to $68.0 million in the prior year period, primarily due to a $3.0 million benefit from the settlement of a property-related insurance claim that was recorded in the first quarter of 2015.

Technical Services segment revenues reached $22.5 million in the first quarter of 2016 compared to $18.6 million in the same quarter in 2015, primarily due to higher activity at our Naval Reactor decommissioning and decontamination project. Technical Services operating income increased $3.7 million to $5.4 million in the first quarter of 2016, primarily due to a timing effect from reduced first quarter business development costs and higher equity income at several of our sites.

Revenues from our Nuclear Energy segment were $47.3 million in the first quarter of 2016 compared to $33.0 million in the prior year period, representing around 43% revenue growth. The growth was primarily due to an increase in nuclear services work in both the United States and Canada. Additionally, the equipment business experienced higher volume related to the execution of the China steam generator project, which started in the third quarter of 2015. Nuclear Energy reported operating income of $7.4 million in the first quarter of 2016 compared to a loss of $3.7 million in the prior year period. The operating income growth was driven by the growth in the services and equipment businesses as well as lower fixed costs related to our margin improvement initiatives completed in 2015.

“We are pleased with the results we’ve made across all our segments during this period,” said Mr. Fees. “The recent awards in our Nuclear Operations business, which will book in the second quarter, continue the long-term stable performance outlook of that segment and will create near record backlog for the Nuclear Operations business. Our Nuclear Energy segment is experiencing strong growth and we are confident we can deliver on our 10% operating profit margin target for 2016. Additionally, the Technical Services segment had a good quarter as we execute well on our existing contracts and focus on our strong pipeline of opportunities in the near term to drive long-term growth.”

Liquidity and Debt

In a historically cash negative first quarter, the Company had net cash used in operating activities of $18.3 million in the first quarter of 2016 compared with a net positive cash flow of $5.0 million, inclusive of cash flows of our former Power Generation business, in the first quarter of 2015. At the end of the first quarter, the Company’s cash and investments position, net of restricted cash, was $80.1 million.

As of March 31, 2016, outstanding balances under our credit facility included a $296.3 million term loan and letters of credit issued under the facility totaling $111.8 million, resulting in $288.2 million of remaining availability under our credit facility. This excludes the additional $250 million accordion provision available to us for term loan, revolving credit borrowings and letter of credit commitments.

Share Repurchases

During the first quarter of 2016, the Company repurchased 1.6 million shares of its common stock at a total cost of $50 million. On October 30, 2015, our Board of Directors authorized up to $300 million of BWXT common stock repurchases during a two-year period that began on February 26, 2016.

Quarterly Dividend

On April 29, 2016, our Board of Directors declared a quarterly cash dividend of $0.09 per common share. The dividend will be payable on June 6, 2016, to shareholders of record on May 16, 2016.

Full Year 2016 Outlook

Segment guidance provided for 2016 remains unchanged at the business unit level. The Company reaffirms its guidance that adjusted earnings per share for the full year 2016 are expected to be between $1.50 and $1.60. Adjusted earnings per share exclude certain net gains recognized in the first quarter, which are detailed in Exhibit 1, and any mark-to-market adjustments for pension and post-retirement benefits recognized during 2016.

Conference Call to Discuss First Quarter 2016 Results

Date:	Tuesday, May 3, 2016, at 8:30 a.m. EST
Live Webcast:	Investor Relations section of website at www.bwxt.com

Forward-Looking Statements

BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to bookings and backlog, to the extent they may be viewed as an indicator of future revenues, and our outlook and guidance for 2016. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in Federal appropriations to government programs in which we participate; our ability to execute on contracts in backlog; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT

BWX Technologies, Inc. is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has approximately 5,500 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.bwxt.com.

EXHIBIT 1

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Three Months Ended March 31, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$42.6	$-	$-	$30.0	$-	$72.6
Other Income / (Expense)	22.5	(9.3)	(13.6)	-	(0.5)	(0.8)
Income Tax (Expense) / Benefit	(16.2)	3.4	-	(11.1)	(0.8)	(24.7)
Net Income (Loss)	48.9	(5.9)	(13.6)	18.9	(1.3)	47.1
Net (Income) Loss Attributable to Non-Controlling Interest	(0.1)	-	-	-	-	(0.1)
Net Income (Loss) Attributable to BWXT	$48.8	$(5.9)	$(13.6)	$18.9	$(1.3)	$47.0

Diluted Shares Outstanding	105.8					105.8
Diluted Earnings per Common Share	$0.46	$(0.06)	$(0.13)	$0.18	$(0.01)	$0.44

Tax Rate	24.9%	37.4%	38.0%			34.4%
	Three Months Ended March 31, 2015
	GAAP	Spin / Other Restructuring	Non-GAAP

Operating Income	$53.8	$1.7	$55.4
Other Income / (Expense)	(3.6)	-	(3.6)
Income Tax (Expense) / Benefit	(16.2)	(0.6)	(16.8)
Net Income (Loss)	34.0	1.1	35.1
Net Loss Attributable to Non-Controlling Interest	0.3	-	0.3
Net Income (Loss) Attributable to BWXT	$34.2	$1.1	$35.3

Diluted Shares Outstanding	107.1		107.1
Diluted Earnings per Common Share	$0.32	$0.01	$0.33

Tax Rate	32.3%	37.4%	32.4%

(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS
	March 31,	December 31,
	2016	2015
	(Unaudited)
	(In thousands)
Current Assets:
Cash and cash equivalents	$67,691	$154,729
Restricted cash and cash equivalents	15,257	15,364
Investments	4,156	3,476
Accounts receivable – trade, net	157,284	153,326
Accounts receivable – other	32,339	22,444
Contracts in progress	323,706	265,770
Other current assets	33,806	32,185

Total Current Assets	634,239	647,294

Property, Plant and Equipment	856,751	846,936
Less accumulated depreciation	592,166	578,092

Net Property, Plant and Equipment	264,585	268,844

Investments	8,296	6,070

Goodwill	168,703	168,434

Deferred Income Taxes	178,648	181,359

Investments in Unconsolidated Affiliates	36,257	32,088

Intangible Assets	57,853	58,328

Other Assets	17,131	12,981

TOTAL	$1,365,712	$1,375,398

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2016	2015
	(Unaudited)
	(In thousands, except share and per share amounts)
Current Liabilities:
Notes payable and current maturities of long-term debt	$15,000	$15,000
Accounts payable	72,288	74,130
Accrued employee benefits	48,826	67,603
Accrued liabilities – other	77,357	44,947
Advance billings on contracts	145,967	138,558
Accrued warranty expense	13,354	13,542

Total Current Liabilities	372,792	353,780

Long-Term Debt	274,884	278,259

Accumulated Postretirement Benefit Obligation	20,960	20,418

Environmental Liabilities	60,917	60,239

Pension Liability	353,218	358,512

Other Liabilities	15,047	24,555

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 123,485,414 and 122,813,135 shares at March 31,
2016 and December 31, 2015, respectively	1,235	1,228
Preferred stock, par value $0.01 per share, authorized
75,000,000 shares; No shares issued	-	-
Capital in excess of par value	36,408	22,732
Retained earnings	778,689	739,350
Treasury stock at cost 19,321,770 and 17,515,757 shares at March
31, 2016 and December 31, 2015, respectively	(553,438)	(498,346)
Accumulated other comprehensive income	4,692	752
Stockholders’ Equity – BWX Technologies, Inc.	267,586	265,716
Noncontrolling interest	308	13,919
Total Stockholders’ Equity	267,894	279,635

TOTAL	$1,365,712	$1,375,398

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$364,826	$335,486

Costs and Expenses:
Cost of operations	248,810	227,639
Research and development costs	1,731	3,828
Gains on asset disposals and impairments, net	-	(3)
Selling, general and administrative expenses	45,209	50,426
mPower framework agreement	30,000	-
Special charges for restructuring activities	-	148
Costs to spin-off the Power Generation business	-	1,517
Total Costs and Expenses	325,750	283,555

Equity in Income of Investees	3,533	1,852

Operating Income	42,609	53,783

Other Income (Expense):
Interest income	138	26
Interest expense	(1,694)	(2,223)
Other – net	24,071	(1,404)
Total Other Income	22,515	(3.601)

Income from continuing operations before provision for income taxes and noncontrolling interest	65,124	50,182

Provision for Income Taxes	16,230	16,217

Income from continuing operations before noncontrolling interest	48,894	33,965

Income (loss) from discontinued operations, net of tax	-	11,076

Net Income	$48,894	$45,041

Net (Income) Loss Attributable to Noncontrolling Interest	(103)	216

Net Income Attributable to BWX Technologies, Inc.	$48,791	$45,257

Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income from continuing operations, net of tax	$48,791	$34,233
Income (loss) from discontinued operations, net of tax	-	11,024
Net Income Attributable to BWX Technologies, Inc.	$48,791	$45,257
Earnings per Common Share:
Basic:
Income from continuing operations	$0.47	$0.32
Income (loss) from discontinued operations	-	0.10
Net Income Attributable to BWX Technologies, Inc.	$0.47	$0.42
Diluted:
Income from continuing operations	$0.46	$0.32
Income (loss) from discontinued operations	-	0.10
Net Income Attributable to BWX Technologies, Inc.	$0.46	$0.42

Shares used in the computation of earnings per share:
Basic	104,364,141	106,775,916
Diluted	105,762,919	107,146,494

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited) (In thousands)
Net Income	$48,894	$45,041
Non-cash items included in net income from continuing operations:
Depreciation and amortization	11,905	26,443
Income of investees, net of dividends	(413)	525
Losses on asset disposals and impairments, net	-	15
Gain on deconsolidation of Generation mPower LLC	(13,571)	-
Recognition of losses for pension and postretirement plans	406	510
Stock-based compensation expense	2,469	6,981
Excess tax benefits from stock-based compensation	(840)	44
Changes in assets and liabilities:
Accounts receivable	(3,263)	17,336
Accounts payable	1,120	(41,448)
Contracts in progress and advance billings on contracts	(48,390)	2,557
Income taxes	(3,773)	(10,793)
Accrued and other current liabilities	25,859	7,357
Pension liability, accrued postretirement benefit obligation and employee benefits	(27,255)	(43,364)
Other, net	(11,413)	(6,160)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(18,265)	5,044
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	107	3,827
Purchases of property, plant and equipment	(10,082)	(21,349)
Purchases of securities	(3,743)	(6,593)
Sales and maturities of securities	3,535	410
Proceeds from asset disposals	-	(27)
Investment in equity method investees	(3,825)	-
NET CASH USED IN INVESTING ACTIVITIES	(14,008)	(23,732)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Credit Agreement	(3,750)	(3,750)
Repurchase of common shares	(50,033)	-
Dividends paid to common shareholders	(9,514)	(10,782)
Exercise of stock options	6,988	1,740
Excess tax benefits from stock-based compensation	840	(44)
Other	(143)	(101)
NET CASH USED IN FINANCING ACTIVITIES	(55,612)	(12,937)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	847	(6,950)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(87,038)	(38,575)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,729	312,969
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,691	$274,394
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,404	$1,749
Income taxes (net of refunds)	$21,406	$30,981
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$2,762	$3,342

BWX TECHNOLOGIES, INC. BUSINESS SEGMENT INFORMATION

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
REVENUES:
Nuclear Operations	$295,255	$284,438
Technical Services	22,525	18,584
Nuclear Energy	47,314	32,957
Adjustments and Eliminations	(268)	(493)

TOTAL	$364,826	$335,486

SEGMENT INCOME:
Nuclear Operations	$64,942	$68,012
Technical Services	5,371	1,645
Nuclear Energy	7,386	(3,666)
Other	(1,890)	(5,168)
SUBTOTAL	$75,809	$60,823
Unallocated Corporate	(3,200)	(5,375)
mPower Framework Agreement	(30,000)	-
Special Charges for Restructuring Activities	-	(148)
Cost to Spin-Off Power Generation Business	-	(1,517)
TOTAL	$42,609	$53,783

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$8,336	$9,802
Technical Services	4	1
Nuclear Energy	1,579	1,634
Other	-	275
Corporate	1,986	3,398

TOTAL	$11,905	$15,110

CAPITAL EXPENDITURES:
Nuclear Operations	$7,641	$9,609
Technical Services	-	-
Nuclear Energy	1,454	1,968
Other	-	-
Corporate	987	4,226

TOTAL	$10,082	$15,803

BWX TECHNOLOGIES, INC. BUSINESS SEGMENT INFORMATION

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
BACKLOG:
Nuclear Operations	$2,097,883	$2,845,894
Technical Services	19,970	21,439
Nuclear Energy	345,006	236,164

TOTAL	$2,462,859	$3,103,497

BOOKINGS:
Nuclear Operations	$80,948	$351,792
Technical Services	38,469	37,331
Nuclear Energy	57,979	4,053

TOTAL	$177,396	$393,176

CONTACT:
BWX Technologies, Inc.
Investor Contact:
Alan Nethery
Vice President, Investor Relations
980-365-4300
Investors@bwxt.com
or
Media Contact:
Jud Simmons
Communications Director
434-522-6462
hjsimmons@bwxt.com